UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 1, 2010

COMMUNITY CENTRAL BANK CORPORATION
(Exact name of Registrant as specified in its charter)

Michigan	000-33373	38-3291744
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 N. Main Street, Mt. Clemens, MI	48046
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (586) 783-4500

Not Applicable
(Former name or former address, if changed since last year)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

[_]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

[_]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b)).

[_]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 1.01  Entry Into a Material Definitive Agreement.

Community Central Bank (the “Bank”), the wholly-owned subsidiary of Community Central Bank Corporation (“Company”), has entered into a Stipulation and Consent to the Issuance of a Consent Order (“Stipulation”) with the Federal Deposit Insurance Corporation (“FDIC”), and the Office of Financial and Insurance Regulation (“OFIR”) whereby the Bank consented to the issuance of a Consent Order (“Order”) by the FDIC and OFIR.  The Order was issued and became effective on November 1, 2010.  The Order will remain in effect until modified or terminated by the FDIC and OFIR.

            Under the terms of the Order, the Bank cannot declare dividends without the prior written approval of the FDIC and OFIR. Other material provisions of the Order require the Bank to:

•	maintain and preserve qualified management;
•	obtain an independent study of management and the personnel structure of the Bank;
•	increase the Board of Directors’ participation in the Bank’s affairs;
•
achieve and maintain specified capital levels; the Bank shall have and maintain its level of Tier 1 capital as a percentage of its total assets at a minimum of nine percent (9.0%) and its level of qualifying total capital as a percentage of risk-weighted assets at a minimum of twelve percent (12.0%);

•	eliminate assets classified as “Loss” in its last regulatory examination and charge off any assets classified as “Loss” by the regulators in the future;
•	not extend additional credit to any borrower whose loan has been charged off the books of the Bank or classified as “Loss” and remains uncollected;
•
not extend additional credit to any borrower whose loan has been classified “Substandard,” “Doubtful,” or is listed as “Special Mention” and is uncollected, unless the Bank’s board of directors adopts, prior to such extension of credit, a detailed written statement giving the reasons why such extension of credit is in the best interest of the Bank;

•	develop a plan to reduce its level of delinquencies and classified assets:
•	adopt a written liquidity plan;
•	have its Board of Directors review the adequacy of the Bank’s allowance for loan losses prior to submission or publication of all Reports of Condition and Income required by the FDIC;
•	adopt a written two-year profit plan and comprehensive budget for all categories of income and expense;
•
adopt a strategic plan that addresses, at a minimum, strategies for pricing policies and asset/liability management, and financial goals, including pro forma statements for asset growth, capital adequacy and earnings;

•	eliminate and correct all violations of laws;
•	revise its lending and collection policies and practices;
•	correct loan underwriting and credit administration deficiencies identified in its latest regulatory examination; and
•	prepare and submit progress reports to the FDIC and OFIR.

In addition, as a result of the Order, the Bank is not permitted to accept brokered deposits without a waiver from the FDIC and must comply with certain deposit rate restrictions.

All customer deposits remain fully insured to the fullest extent permitted by the FDIC.  Neither the Company nor the Bank admitted any wrongdoing in entering into the Order.

The description of the Order set forth in this Item 1.01 is qualified in its entirety by reference to the Stipulation and the Order, copies of which are attached hereto as Exhibits 10.1 and 10.2, respectively, and are incorporated by reference herein in their entirety.

On November 5, 2010, the Company issued a press release with respect to the foregoing matters, a copy of which is attached hereto as Exhibit 99.1.

Item 8.01  Other Events.

On November 5, 2010, the Company issued a press release reporting that the forensic analysis preformed by its independent public accountants did not identify any unauthorized or problematic transactions, or any circumvention of internal controls, on the part of Mr. Widlak, the Company’s deceased CEO.  A copy of that press release is attached hereto as Exhibit 99.1.

Item 9.01  Financial Statements and Exhibits.

(d)           Exhibits:

The following exhibits are being furnished herewith and this list shall constitute the exhibit index:

10.1           Stipulation and Consent to the Issuance of a Consent Order with the FDIC and OFIR.

10.2           Consent Order with the FDIC and OFIR.

99.1           Press Release of Community Central Bank Corporation dated November 5, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 5, 2010	COMMUNITY CENTRAL BANK CORPORATION (Registrant) By: /s/ Ray T. Colonius Ray T. Colonius Interim Chief Executive Officer Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Stipulation and Consent to the Issuance of a Consent Order with the FDIC and OFIR
10.2	Consent Order with the FDIC and OFIR
99.1	Press Release of Community Central Bank Corporation dated November 5, 2010